FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

 July 2, 1998

MARK SAND
2501 E. COMMERCIAL BLVD SUITE 210
FORT LAUDERDALE, FL 33308

The Articles of Incorporation for FUNDS AMERICA FINANCE CORPORATION were filed on June 30, 1998 and assigned document number P98000058806. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Dana Calloway, Document Specialist
New Filings Section Letter Number: 898AO0035836

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314


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                                STATE OF FLORIDA
                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of FUNDS AMERICA FINANCE CORPORATION, a Florida corporation, filed on June 30, 1998, as shown by the records of this office.

The document number of this corporation is P98000058806.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Second day of July, 1998

/s/ Sandra B. Mortham
Secretary of State

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
                           ARTICLES OF INCORPORATION
                                       OF
                       FUNDS AMERICA FINANCE CORPORATION
The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the state of Florida.

                                 ARTICLE I-NAME
The name of the corporation shall be: Funds America Finance Corporation.

                         ARTICLE II-NATURE OF BUSINESS
This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the state of Florida or any other state, country, territory or nation.

                          ARTICLE III - CAPITAL STOCK
The maximum number of shares of stock that this corporation is authorized to have outstanding at any time one time is 500 shares of common stock having a par value of $1.00 per share.

                               ARTICLE V-ADDRESS
The street address of the initial corporate address of the corporation shall be: 2501 E. Commercial Blvd, Ste. 210, Fort Lauderdale, FL 33308.

                          ARTICLE V- REGISTERED AGENT
The Registered Agent for the corporation shall be: Mark Sand, whose address is: 2501 E. Commercial Blvd., Ste 210, Fort Lauderdale, FL 33308.

     ARTICLE VI-TERM OF EXISTENCE This corporation is to exist perpetually.


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                       ARTICLE VII-OFFICERS AND DIRECTORS
This corporation shall have one officer initially. The name and street address of the officer who shall hold office for the first year of the corporation or until successors are elected or appointed is : Mark Sand whose address is 2501 E. Commercial Blvd, Ste. 210, Ft. Lauderdale, FL 33308.

                            ARTICLE VIII-SUBSCRIBER
The name of the subscriber to these Articles of Incorporation is : Mark Sand, 2501 E. Commercial Blvd, Ste. 210, Ft. Lauderdale, FL 33308.

     IN WITNESS WHEREOF, THE UNDERSIGNED HAS HEREUNTO SET HIS HAND SEAL ON THE 26 DAY OF JUNE, 1998.

STATE OF FLORIDA-COUNTY OF BROWARD

     The foregoing instrument was acknowledged before me this 26th day of June, 1998 by Arthur Schnur, Notary Public, state of Florida at Large.

My commission expires on: December 20, 1999.

FILED 98 JUN 30 AM 8:32
SECRETARY OF STATE
TALLAHASSEE FLORIDA
(STAMPED ON THE FIRST PAGE)


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